Exhibit 99.1

NextDecade Announces Executive Officer Appointments

HOUSTON (BUSINESS WIRE) -- June 21, 2021 -- NextDecade Corporation (NextDecade or the Company) (NASDAQ: NEXT) today announced that the Board of Directors has appointed Mr. Ivan Van der Walt as Chief Operating Officer effective July 1, 2021, and Ms. Vera de Gyarfas as General Counsel and Corporate Secretary effective July 12, 2021.

Mr. Van der Walt will continue to be responsible for all project management, engineering, construction, commissioning, and operations of the Company’s LNG and carbon capture projects. Mr. Van der Walt joined NextDecade in July 2018 serving as Senior Vice President, Engineering and Construction. Mr. Van der Walt has nearly thirty years of experience in the global energy industry, including senior roles with Chicago Bridge & Iron Company (now McDermott) and Chevron. He also previously served as chief executive of the Australasian division of the KNM Group. He has management experience on multiple LNG projects including Darwin LNG, Woodside LNG Train 5, Pluto LNG, Gorgon LNG (as well as the associated carbon capture and storage project), and Cameron LNG.

Ms. de Gyarfas joins NextDecade with nearly thirty years of legal experience in the global energy industry having responsibility for oversight of all legal, corporate governance, compliance, litigation, regulatory, and outside counsel management. She was previously a partner in Mayer Brown’s Houston office and a member of the firm’s Oil & Gas industry group. Ms. de Gyarfas has extensive LNG industry experience, including having represented Anadarko as operator of the Area 1 Block and developer of an LNG project in Mozambique, structuring and negotiating investments agreements, commercial contracts, LNG Sale and Purchase Agreements, and other activities in support of LNG project developers, buyers, and investors. Ms. de Gyarfas is U.S. Regional Director for the Association of International Petroleum Negotiators and Vice Chair of the International Committee of the Institute for Energy Law.

Ms. de Gyarfas is replacing Ms. Krysta De Lima, who will be leaving the Company effective July 7, 2021, to pursue other interests.

“I join my fellow employees and Directors in congratulating Ivan and Vera on their appointments and thanking Krysta for her six years of dedicated service to NextDecade,” said Matt Schatzman, NextDecade’s Chairman and Chief Executive Officer. “Krysta has provided invaluable counsel across the Company’s activities and functional areas and we wish her all the best in her future endeavors.”

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About NextDecade Corporation

NextDecade Corporation (NextDecade) is committed to providing the world access to cleaner energy. NextDecade, through its wholly owned subsidiaries Rio Grande LNG and NEXT Carbon Solutions, is developing a 27 mtpa LNG export facility in South Texas along with one of the largest carbon capture and storage projects in North America. The Rio Grande LNG facility is expected to be the largest and greenest U.S. LNG export solution linking Permian Basin and Eagle Ford Shale natural gas to the global LNG market. NextDecade’s common stock is listed on the Nasdaq Stock Market under the symbol “NEXT.” NextDecade is headquartered in Houston, Texas. For more information, please visit www.next-decade.com.

Contact

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NextDecade Forward-Looking Information

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “contemplate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “might,” “will,” “would,” “could,” “should,” “can have,” “likely,” “continue,” “design” and other words and terms of similar expressions are intended to identify forward-looking statements, and these statements may relate to the business of NextDecade and its subsidiaries. These statements have been based on NextDecade’s current assumptions, expectations, and projections about future events and trends and involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include uncertainties about progress in the development of NextDecade’s LNG liquefaction and export projects and the timing of that progress; NextDecade’s final investment decision (“FID”) in the construction and operation of a LNG terminal at the Port of Brownsville in southern Texas (the “Terminal”) and the timing of that decision; the successful completion of the Terminal by third-party contractors and an approximately 137-mile pipeline to supply gas to the Terminal being developed by a third-party; NextDecade’s ability to secure additional debt and equity financing in the future to complete the Terminal; the accuracy of estimated costs for the Terminal; statements that the Terminal, when completed, will have certain characteristics, including amounts of liquefaction capacities; the development risks, operational hazards, regulatory approvals applicable to the Terminal’s and the third-party pipeline's construction and operations activities; NextDecade’s anticipated competitive advantage and technological innovation which may render its anticipated competitive advantage obsolete; the global demand for and price of natural gas (versus the price of imported LNG); the availability of LNG vessels worldwide; changes in legislation and regulations relating to the LNG industry, including environmental laws and regulations that impose significant compliance costs and liabilities; the 2019 novel coronavirus pandemic and its impact on NextDecade’s business and operating results, including any disruptions in NextDecade’s operations or development of the Terminal and the health and safety of NextDecade’s employees, and on NextDecade’s customers, the global economy and the demand for LNG; risks related to doing business in and having counterparties in foreign countries; NextDecade’s ability to maintain the listing of its securities on a securities exchange or quotation medium; changes adversely affecting the business in which NextDecade is engaged; management of growth; general economic conditions; NextDecade’s ability to generate cash; compliance with environmental laws and regulations; the result of future financing efforts and applications for customary tax incentives; and other matters discussed in the “Risk Factors” section of NextDecade’s Annual Report on Form 10-K for the year ended December 31, 2020 and other subsequent reports filed with the Securities and Exchange Commission, all of which are incorporated herein by reference.

Additionally, any development of the Terminal remains contingent upon completing required commercial agreements, acquiring all necessary permits and approval, securing all financing commitments and potential tax incentives, achieving other customary conditions and making a final investment decision to proceed. The forward-looking statements in this press release speak as of the date of this release. Although NextDecade believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that the expectations will prove to be correct. NextDecade may from time to time voluntarily update its prior forward-looking statements, however, it disclaims any commitment to do so except as required by securities laws.